Exhibit 99.1
Designer Brands Inc. Reports First Quarter 2025 Financial Results

COLUMBUS, Ohio, June 10, 2025 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the first quarter ended May 3, 2025.

"We experienced a soft start to 2025 amid an unpredictable macro environment and deteriorating consumer sentiment," stated Doug Howe, Chief Executive Officer. "We have shifted our near-term focus to amplifying value in our retail channels, preserving margins, controlling costs, and mitigating the impact of tariffs as part of our response to this volatility. Thanks to our team's focus and discipline, we expect to deliver between $20 million to $30 million in cost savings over the course of 2025."

Howe continued, "Given the persistent instability and pressure on consumer discretionary spend, we’ve made the decision to withdraw our 2025 guidance for the time being. Moving forward, our efforts remain focused on disciplined execution of the initiatives within our control to build a business rooted in the strength of our brand, centered on the customer, and positioned for long-term value creation."

First Quarter Operating Results (Unless otherwise stated, all comparisons are to the first quarter of 2024)
•Net sales decreased 8.0% to $686.9 million.
•Total comparable sales decreased by 7.8%.
•Gross profit decreased to $295.1 million versus $330.0 million last year, and gross margin was 43.0% compared to 44.2% last year.
•Reported net loss attributable to Designer Brands Inc. was $17.4 million, or diluted loss per share of $0.36.
•Adjusted net loss was $12.5 million, or adjusted diluted loss per share of $0.26.

Liquidity
•Cash and cash equivalents totaled $46.0 million at the end of the first quarter of 2025, compared to $43.4 million at the end of the same period last year, with $125.5 million available for borrowings under our senior secured asset-based revolving credit facility. Debt totaled $522.9 million at the end of the first quarter of 2025 compared to $476.1 million at the end of the same period last year.
•The Company ended the first quarter with inventories of $623.6 million compared to $620.5 million at the end of the same period last year.

Return to Shareholders
A dividend of $0.05 per share for both Class A and Class B common shares will be paid on June 18, 2025 to shareholders of record at the close of business on June 5, 2025.

Store Count

(square footage in thousands)	May 3, 2025		May 4, 2024
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	494	9,726	500	9,939
Canada Retail segment:
The Shoe Co. stores	121	620	122	626
Rubino stores	28	149	28	149
DSW Stores	26	511	25	496
	175	1,280	175	1,271
Total number of stores	669	11,006	675	11,210

2025 Financial Outlook
Due to macroeconomic uncertainty stemming primarily from global trade policies, the Company is withdrawing its full year 2025 guidance that was provided on March 20, 2025, and is not providing a full year outlook at this time.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 6422376 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/B3PDzwdlqVL

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until June 24, 2025. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 6036167
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of being shoe obsessed. With a diversified, world-class portfolio of coveted brands, including Topo Athletic, Keds, Vince Camuto, Kelly & Katie, Jessica Simpson, Lucky Brand, Mix No. 6, Crown Vintage and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and 669 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across women's, men's, and kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label products for national retailers. Designer Brands is committed to being a difference maker in the world and the footwear industry. By leading with our corporate values of We Belong and We Do What's Right, Designer Brands supports the global community and the health of the planet by donating more than eleven million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors, many of which are outside of the Company's control, that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including economic volatility and potential downturn or recession, supply chain disruptions, new or increased tariffs and other barriers to trade, fluctuating interest rates, unemployment rates and inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increases; our ability to execute on our business strategies, including growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, and meeting consumer demands; our ability to successfully and efficiently integrate acquisitions in a manner that does not impede growth; our ability to maintain strong relationships with our suppliers, vendors, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers or otherwise; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT")

systems, or those of our vendors; risks related to the implementation of new or updated IT systems; our ability to protect our reputation and to maintain the brands we license; our reliance on our reward programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2025 or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	May 3, 2025		May 4, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$573,240	79.3%	$621,367	79.6%	$(48,127)	(7.7)%
Canada Retail	53,905	7.4%	55,512	7.1%	(1,607)	(2.9)%
Brand Portfolio	95,898	13.3%	104,130	13.3%	(8,232)	(7.9)%
Total segment net sales	723,043	100.0%	781,009	100.0%	(57,966)	(7.4)%
Elimination of intersegment net sales	(36,134)		(34,413)		(1,721)	5.0%
Consolidated net sales	$686,909		$746,596		$(59,687)	(8.0)%

Comparable Sales
	Three months ended
	May 3, 2025	May 4, 2024
Change in comparable sales:
U.S. Retail segment	(7.3)%	(2.3)%
Canada Retail segment	(9.2)%	(4.9)%
Brand Portfolio segment - direct-to-consumer channel	(27.0)%	(1.7)%
Total	(7.8)%	(2.5)%

Gross Profit
	Three months ended
(dollars in thousands)	May 3, 2025		May 4, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$242,796	42.4%	$274,408	44.2%	$(31,612)	(11.5)%	(180)
Canada Retail	25,404	47.1%	26,374	47.5%	(970)	(3.7)%	(40)
Brand Portfolio	26,671	27.8%	33,477	32.1%	(6,806)	(20.3)%	(430)
Total segment gross profit	294,871	40.8%	334,259	42.8%	(39,388)	(11.8)%	(200)
Net recognition (elimination) of intersegment gross profit	255		(4,248)		4,503
Consolidated gross profit	$295,126	43.0%	$330,011	44.2%	$(34,885)	(10.6)%	(120)

Intersegment Eliminations
	Three months ended
(in thousands)	May 3, 2025	May 4, 2024
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(36,134)	$(34,413)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	25,814	24,093
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	10,575	6,072
	$255	$(4,248)

Operating Profit (Loss)
	Three months ended
(dollars in thousands)	May 3, 2025		May 4, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit:
U.S. Retail	$39,608	6.9%	$64,201	10.3%	$(24,593)	(38.3)%	(340)
Canada Retail	365	0.7%	3,168	5.7%	(2,803)	(88.5)%	(500)
Brand Portfolio	2,591	2.7%	1,956	1.9%	635	32.5%	80
Total segment operating profit	42,564	5.9%	69,325	8.9%	(26,761)	(38.6)%	(300)
Corporate/eliminations	(49,826)		(59,943)		10,117	(16.9)%
Consolidated operating profit (loss)	$(7,262)	(1.1)%	$9,382	1.3%	$(16,644)	NM	NM
NM - Not meaningful

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 3, 2025	May 4, 2024
Net sales	$686,909	$746,596
Cost of sales	(391,783)	(416,585)
Gross profit	295,126	330,011
Operating expenses	(301,862)	(323,493)
Income from equity investments	2,427	2,864
Impairment charges	(2,953)	—
Operating profit (loss)	(7,262)	9,382
Interest expense, net	(11,868)	(11,561)
Non-operating income (expenses), net	8	(143)
Loss before income taxes	(19,122)	(2,322)
Income tax benefit	1,986	3,207
Net income (loss)	(17,136)	885
Net income attributable to redeemable noncontrolling interest	(288)	(102)
Net income (loss) attributable to Designer Brands Inc.	$(17,424)	$783
Diluted earnings (loss) per share attributable to Designer Brands Inc.	$(0.36)	$0.01
Weighted average diluted shares	48,243	59,470

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	May 3, 2025	February 1, 2025	May 4, 2024
ASSETS
Current assets:
Cash and cash equivalents	$46,025	$44,752	$43,434
Receivables, net	56,159	50,371	96,712
Inventories	623,584	599,751	620,493
Prepaid expenses and other current assets	47,975	39,950	78,224
Total current assets	773,743	734,824	838,863
Property and equipment, net	230,559	208,199	223,205
Operating lease assets	719,749	701,621	728,346
Goodwill	130,714	130,386	133,666
Intangible assets, net	85,062	84,639	85,252
Deferred tax assets	50,801	43,324	40,868
Equity investments	54,862	56,761	62,863
Other assets	46,046	49,470	50,540
Total assets	$2,091,536	$2,009,224	$2,163,603
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$261,787	$271,524	$298,968
Accrued expenses	181,207	152,153	182,767
Current maturities of long-term debt	6,750	6,750	6,750
Current operating lease liabilities	158,171	159,924	161,050
Total current liabilities	607,915	590,351	649,535
Long-term debt	516,192	484,285	469,328
Non-current operating lease liabilities	650,438	635,076	657,625
Other non-current liabilities	46,478	17,737	25,253
Total liabilities	1,821,023	1,727,449	1,801,741
Redeemable noncontrolling interest	3,573	3,284	3,390
Total shareholders' equity	266,940	278,491	358,472
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,091,536	$2,009,224	$2,163,603

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 3, 2025	May 4, 2024
Operating expenses	$(301,862)	$(323,493)
Non-GAAP adjustments:
Restructuring and integration costs	3,875	4,829
Acquisition-related costs	—	486
Total non-GAAP adjustments	3,875	5,315
Adjusted operating expenses	$(297,987)	$(318,178)
Operating profit (loss)	$(7,262)	$9,382
Non-GAAP adjustments:
Restructuring and integration costs	3,875	4,829
Acquisition-related costs	—	486
Impairment charges	2,953	—
Total non-GAAP adjustments	6,828	5,315
Adjusted operating profit (loss)	$(434)	$14,697
Net income (loss) attributable to Designer Brands Inc.	$(17,424)	$783
Non-GAAP adjustments:
Restructuring and integration costs	3,875	4,829
Acquisition-related costs	—	486
Impairment charges	2,953	—
Foreign currency transaction losses (gains)	(8)	143
Total non-GAAP adjustments before tax effect	6,820	5,458
Tax effect on above non-GAAP adjustments	(1,664)	(1,398)
Valuation allowance change on deferred tax assets	(528)	(136)
Total non-GAAP adjustments, after tax	4,628	3,924
Net income attributable to redeemable noncontrolling interest	288	102
Adjusted net income (loss)	$(12,508)	$4,809
Diluted earnings (loss) per share	$(0.36)	$0.01
Adjusted diluted earnings (loss) per share	$(0.26)	$0.08

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the U.S. ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit (loss), adjusted net income (loss), and adjusted diluted earnings (loss) per share as shown in the table above. These measures adjust for the effects of: (1) restructuring and integration costs, including severance charges; (2) acquisition-related costs; (3) impairment charges; (4) foreign currency transaction losses (gains); (5) the net tax impact of such items; (6) the change in the valuation allowance on deferred tax assets; and (7) net income attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Stores added as a result of the Rubino acquisition that will have been in operation for at least 14 months at the beginning of 2025, along with its e-commerce sales, will be added to the comparable base for the Canada Retail segment beginning with the second quarter of 2025. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com